Exhibit 10.55

SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

ISC8 Inc.

Senior Subordinated Secured Convertible Promissory Note

Issuance Date: September 27, 2012 Principal: U.S. $1,200,000.00

FOR VALUE RECEIVED, ISC8 Inc., a Delaware corporation (the “Company”), hereby promises to pay to The Griffin Fund LP or its registered assigns (the “Holder”) the amount set out above opposite the caption “Principal” (as such amount may be increased or reduced from time to time pursuant to the terms hereof, whether through the payment of PIK Interest (as defined below) or through prepayment or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case, in accordance with the terms hereof) and to pay Interest (as defined below) on the outstanding Principal at the rates, in the manner and at the times set forth herein.  This Senior Subordinated Secured Convertible Promissory Note (including all Senior Subordinated Secured Convertible Promissory Notes issued in exchange, transfer or replacement hereof) is one of an issue of Subordinated Secured Convertible Promissory Notes issued on or after September 27, 2012, each on substantially the same terms as this Note, in an aggregate principal amount of up to $10,000,000 (which, for the avoidance of doubt, does not include the 2013 Notes or the 2015 Notes) (collectively, the “Notes” and such other Senior Subordinated Secured Convertible Promissory Notes, the “Other Notes”).  Certain capitalized terms used herein are defined in Section 31.

(1) PAYMENTS OF PRINCIPAL.

(a) Voluntary.  The Company may prepay this Note at any time, in whole or in part, without penalty or premium.  All prepayments of Principal made pursuant to this Section 1(a) shall be accompanied by accrued and unpaid Interest thereon.

(b) Mandatory.  On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder in cash an amount equal to the outstanding Principal and accrued and unpaid Interest thereon.  The “Maturity Date” shall be November 30, 2012.

(2) INTEREST.  Simple interest (“Interest”) shall accrue on the outstanding Principal at the Interest Rate from and including the date set forth above opposite the caption “Issuance Date” (the “Issuance Date”) until the Principal is paid in full, shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears for each Interest Period no later than the date that is ten (10) Business Days after the last day of the applicable Interest Period (each such date, an “Interest Payment Date”).

(a) Payment of Interest.  Interest shall be payable on each Interest Payment Date to the record holder of this Note as of the last day of the applicable Interest Period, subject to Section 2(b), in cash (“Cash Interest”).

(b) Restrictions on Cash Interest Payments.  Notwithstanding the foregoing, in the event that the Company would otherwise be required under this Section 2 to pay Interest in the form of Cash Interest but is not permitted to do so pursuant to Section 33 hereof, the Company shall instead pay such Interest through the addition of the amount of such Interest to the then outstanding Principal (any Interest paid in such manner, “PIK Interest”).  Interest that is paid in the form of PIK Interest shall be considered paid or duly provided for, for all purposes under this Note, and shall not be considered overdue.

(3) CONVERSION OF NOTE. This Note shall be convertible into shares of the Company’s common stock, par value $.01 per share (the “Company Common Stock”) or shares or units of Company Financing Securities, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. At any time after Issuance Date, upon the election by the Required Holders, all of the outstanding Principal and accrued and unpaid Interest on this Note and all Other Notes shall automatically convert, in whole without any further action by the Holder, into either (i) fully paid and nonassessable shares of Company Common Stock at the Conversion Rate (as defined below), or (ii) if in connection with a Qualified Financing, fully paid and nonassessable shares or units of Company Financing Securities at the Financing Conversion Rate (as defined below).  The Company shall not issue any fraction of a share or unit of a Company Conversion Security upon any conversion.  If the issuance would otherwise result in the issuance of a fraction of a share or unit of a Company Conversion Security, the Company shall round such fraction of a share or unit of Company Conversion Security down to the nearest whole share or unit and pay to the Holder such fractional share or unit in cash.  The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Company Conversion Securities upon conversion of the Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Company Conversion Securities to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Company Conversion Securities issued upon conversion.

(b) Standard Conversion Rate. The number of shares of Company Common Stock issuable upon conversion of the Conversion Amount pursuant to Section 3(a)(i) shall be determined by dividing (x) the Conversion Amount by (y) $0.12 (the “Standard Conversion Rate”).

(c) Financing Conversion Rate. The number of shares or units of Company Financing Securities issuable upon conversion of the Conversion Amount pursuant to Section 3(a)(ii) shall be determined by dividing (x) the Conversion Amount by (y) the price per share or unit of Company Financing Security sold in any Qualified Financing (the “Financing Conversion Rate”).

(d) Mechanics of Conversion. To convert the Notes into Company Conversion Securities on any date (the “Conversion Date”), the Holder Representative, at the request of the Required Holders, shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., Pacific Time, on such date, written notice to the Company electing to convert all of the Notes (the “Conversion Notice”).  The Conversion Notice shall specify whether the Notes shall be converted into Company Common Stock at the Standard Conversion Rate or Company Financing Securities at the Financing Conversion Rate.  As soon as practicable after the Conversion Date (but in no event more than ten (10) Business Days after the Conversion Date), the Company shall issue and deliver to the Holder a certificate (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), registered in the name of the Holder or its designee, for the number of shares or units of Company Conversion Securities to which the Holder shall be entitled.  The Person or Persons entitled to receive the shares or units of Company Conversion Securities issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares or units of Company Conversion Securities on the Conversion Date to the extent permitted by applicable law.

(4) [Reserved]

(5) EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT.

(a) Events of Default.  Each of the following events (so long as it is continuing) shall constitute an “Event of Default”:

(i) any Change of Control;

(ii) the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note, provided, that in the case of a failure to pay Interest when and as due, such failure shall constitute an Event of Default only if such failure continues for a period of at least five (5) Business Days;

(iii) any event of default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries (other than this Note) in an aggregate principal amount in excess of $500,000;

(iv) the Company or any of its Subsidiaries pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(vi) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder Representative with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder Representative) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment or such later date as provided by the terms of such insurance policy;

(vii) any representation or warranty made by the Company in this Note or the Security Agreement shall prove to be materially false or misleading as of the date made or deemed made;

(viii) the Company shall breach any covenant or other term or condition of this Note or the Security Agreement and, in the case of a breach of a covenant or term or condition which is curable, such breach continues for a period of at least ten (10) consecutive Business Days;

(ix) any material provision of this Note or the Security Agreement ceases to be of full force and effect other than by its terms, or the Company contests in writing (or supports any other person in contesting) the validity or enforceability of any provision of this Note or the Security Agreement;

(x) the Security Agreement, dated December 23, 2010, between the Company and Costa Brava Partnership III L.P., as amended from time to time (the “Security Agreement”) shall for any reason (other than pursuant to the terms thereof) case to create a valid and perfected lien, with the priority required by the Security Agreement, on, and security interest in, any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens and Liens security the Existing Secured Debt; or

(xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Acceleration.  Upon the occurrence and during the continuance of an Event of Default, but subject to Section 33, the Holder Representative may, and at the request of the Required Holders shall, take either or both of the following actions: (i) declare all or any part of the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note (the aggregate of such amounts, the “Outstanding Note Obligations”) and the Other Notes to be immediately due and payable; provided, however, that if an Event of Default shall occur under either clause (iv) or clause (v) of Section 5(a), the outstanding Principal, accrued and unpaid Interest and any other amounts outstanding under this Note shall automatically become immediately due and payable, and (ii) exercise on behalf of itself and the other Holders all rights and remedies available to it under the Security Agreement and applicable law.  To the extent that the Holder Representative declares this Note to be immediately due and payable (or this Note become due and payable following an Event of Default under clauses (iv) or (v) of Section 5(a)), the Company shall pay the sum of the Outstanding Note Obligations to the Holder within five (5) Business Days after the date that the Outstanding Note Obligations are declared due and payable, and upon full payment, the Note shall be extinguished.

(6) RIGHTS UPON FUNDAMENTAL TRANSACTION.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note in accordance with the provisions of this Section 6 pursuant to written agreements in form and substance satisfactory to and approved by the Required Holders (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, and satisfactory to the Required Holders (any such approval not to be unreasonably withheld or delayed).  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the redemption of this Note.

(7) [Reserved]

(8) [Reserved]

(9) [Reserved]

(10) [Reserved]

(11) [Reserved]

(12) [Reserved]

(13) RESERVATION OF AUTHORIZED SHARES.  Prior to the Issuance Date, the Company shall reserve out of its authorized and unissued Company Common Stock a number of shares of Company Common Stock equal to the number of shares of Company Common Stock as shall be necessary to effect the conversion of this Note.  Thereafter, so long as this Note is outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Company Common Stock, solely for the purpose of effecting the conversion of this Note, the number of shares of Company Common Stock as shall from time to time be necessary to effect the conversion of this Note.

(14) REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to the Holder that:

(a) Organization.  The Company and each of its Subsidiaries (a) is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its formation, except, in the case of its Subsidiaries, where the failure to be so incorporated, organized, existing or in good standing would not have a Material Adverse Effect, (b) is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, (c) has its principal place of business and chief executive office at 3001 Red Hill Avenue, Building 4, Suite 108, Costa Mesa, CA 92626 and (d) has all requisite corporate or other power and authority to own or lease and operate its assets and carry on its business as presently being conducted.

(b) Authorization; Enforcement.  The Company has all requisite corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Note and no action on the part of the stockholders of the Company is required.  This Note has been duly executed and delivered by the Company, and this Note constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Governmental Consents.  All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the offer, sale or issuance of the Notes, and the equity securities issuable upon conversion of the Note shall have been obtained and will be effective prior to the Issuance Date.

(d) No Conflicts.  Neither the execution and issuance of this Note or the consummation of any of the transactions contemplated hereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default (with or without notice or lapse of time, or both), or an event creating rights of acceleration, termination or cancellation or a loss of rights under (i) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or by which the Company or any of its properties is bound, (ii) any judgment or decree applicable to, or affecting, the Company or (iii) any statute, law or rule to which the Company is subject.

(e) No Litigation.  There is no action, suit, proceeding, judgment, claim or investigation pending or, to the knowledge of the Company, threatened against the Company which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Note.

(f) SEC Filings.

(i) Since December 31, 2011, the Company has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that the Company was required to file with the SEC (the “SEC Filings”).  As of the time it was filed (or, if amended or superseded by a filing prior to the date of this Note, then on the date of such filing): (i) each of the SEC Filings complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and (ii) none of the SEC Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) The consolidated financial statements contained in the SEC Filings: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited financial statements) as permitted by Form 10-Q of the SEC, and except that unadjusted financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby.

(15) REPRESENTATIONS AND WARRANTIES OF THE HOLDER.  By its acceptance of this Note, the Holder hereby represents and warrants to the Company that:

(a) Organization.  The Holder is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and has all power and authority to purchase this Note and instruments referred to herein to which it is a party.

(b) Investment Representations and Warranties.  The Holder understands and agrees that the offering and sale of this Note has not been registered under the Securities Act or any applicable state securities laws and are being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.  The Holder acknowledges that the Company has no obligation to register or qualify this Note for resale.

(c) Acquisition for Own Account.  The Holder is acquiring the Note for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act or any applicable state securities laws.

(d) Ability to Protect Its Own Interests and Bear Economic Risks.  The Holder, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Note and is capable of evaluating the merits and risks of the investment in this Note.  The Holder is able to bear the economic risk of an investment in this Note and is able to sustain a loss of all of its investment in this Note without economic hardship if such a loss should occur.

(e) Accredited Investor.  The Holder is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

(f) Access to Information.  The Holder has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in this Note.  The foregoing, however, does not limit or modify the representations and warranties made by the Company pursuant to Section 14 of this Note or the right of the Holder to rely thereon.

(g) Restricted Securities.

(i) The Holder understands that this Note and the Company Conversion Securities issuable upon conversion of any Conversion Amount will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Note may be resold without registration under the Securities Act only in certain limited circumstances.

(ii) The Holder acknowledges that this Note and the Company Conversion Securities issuable upon conversion of any Conversion Amount must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.  The Holder understands that the Company is under no obligation to register this Note or the Company Conversion Securities issuable upon conversion of any Conversion Amount.

(iii) The Holder is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

(h) Legends.  It is understood that the certificates evidencing any Company Conversion Securities issuable upon conversion of any Conversion Amount may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

(16) [Reserved]

(17) COVENANTS.

(a) Incurrence of Indebtedness.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note, and (ii) Permitted Indebtedness.

(b) Existence of Liens.  So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other similar encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively “Liens”) other than Permitted Liens.

(c) Restricted Payments.  The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness described in clause (A) of the definition of “Permitted Indebtedness”, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(d) Notice of Qualified Financing.  So long as this Note is outstanding, the Company shall provide the Holder written notice of any proposed Qualified Financing no later than five (5) Business Days prior to the consummation of such Qualified Financing.

(18) [Reserved]

(19) AMENDMENTS.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders (or the Holder Representative acting at the direction of the Required Holders) shall be required for any amendment or waiver to this Note or the Other Notes or to the Security Agreement (including to release all or substantially all of the Collateral, in any transaction or series of related transactions); provided that no such amendment or waiver shall:

(a) Postpone any Interest Payment Date without the consent of the Holder (it being understood that the Required Holders may waive any increase in the Interest Rate that would otherwise take effect during the continuance of an Event of Default);

(b) reduce the Principal of, or the Interest Rate on, the Note, or any other amounts payable hereunder to the Holder, without the consent of the Holder; provided, however, that only the consent of the Required Holders shall be necessary to alter the amount by which the Interest Rate may be increased during the continuance of an Event of Default or to waive any of the obligation of the Company to pay such increased rate during the continuance of an Event of Default; or

(c) change any provision of this Section 19, the definition of “Required Holders” or any other provision hereof specifying the number or percentage of holders of Notes required to amend, waive or otherwise modify any rights hereunder or to make any determination or grant any consent hereunder, without the consent of the Holder and of each of the holders of the Other Notes, in each case to the extent adversely affected thereby;

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Holder Representative in addition to the holders of Notes required above, affect the rights or duties of the Holder Representative under this Note.

(20) HOLDER REPRESENTATIVE.

(a) Appointment of Holder Representative.  By acceptance of this Note, the Holder hereby appoints Griffin Partners, LLC to serve as Holder Representative. The Holder further agrees that the Holder Representative may be removed at any time by a vote of the Required Holders, and that if the Holder Representative is so removed, or if it at any time resigns or declines to serve as Holder Representative, the successor Holder Representative shall be the holder of the Notes that at any given time holds Notes in an aggregate principal amount that is greater than the aggregate principal amount of the Notes held by any other holder of the Notes. The Holder hereby (a) irrevocably authorizes the Holder Representative to (i) enter into the Security Agreement and (ii) at its discretion, to take or refrain from taking such actions as Holder Representative and to exercise or refrain from exercising such powers under the Notes or the Security Agreement as are delegated by the terms hereof or thereof, as applicable, together with all powers reasonably related thereto and (b) agrees and consents to all of the provisions of the Security Agreement.

(b) Concerning the Holder Representative.

(i) Standard of Conduct. The Holder Representative and its officers, directors, employees and agents shall be under no liability to the Holder or to any of its successors or assigns for any action or failure to act taken or suffered in its capacity as Holder Representative in the absence of gross negligence and willful misconduct, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in the absence of gross negligence and willful misconduct.

(ii) No Implied Duties. The Holder Representative shall have no duties or responsibilities except as set forth in the Note and the Security Agreement, nor shall it have any fiduciary relationship with the Holder, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into the Note or the Security Agreement or otherwise exist against the Holder Representative.

(iii) Validity. The Holder Representative shall not be responsible to the Holder or to any of its successors or assigns (a) for the legality, validity, enforceability or effectiveness of the Note or the Security Agreement, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with the Note or the Security Agreement, (c) for the existence or value of any assets included in the Collateral, (d) for the effectiveness of any Lien purported to be created by the Security Agreement, or (e) unless the Holder Representative shall have failed to comply with sub-paragraph (i) above, for the perfection of the security interests created by the Security Agreement.

(c) Compliance. The Holder Representative shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Note.

(d) Employment of Agents and Counsel. The Holder Representative may execute any of its duties as Holder Representative under this Note by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the parties hereto for the default or misconduct of any such agents or attorneys-in-fact selected by the Holder Representative acting in the absence of gross negligence and willful misconduct. The Holder Representative shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

(e) Reliance on Documents and Counsel. The Holder Representative shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Holder Representative to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Holder Representative.

(f) Holder Representative’s Reimbursement. The Company agrees to indemnify the Holder Representative for any losses arising from its appointment as Holder Representative or from the performance of its duties hereunder and to reimburse the Holder Representative for any reasonable expenses; provided, however, that the Holder Representative shall not be indemnified or reimbursed for liabilities or expenses to the extent resulting from its own gross negligence, bad faith or willful misconduct. In addition, if at any time the Holder Representative is a Person that is not a holder of one or more Notes, such Person shall be entitled to a fee for acting in the capacity of Holder Representative, in an amount to be agreed between the Holder Representative and the Required Holders.

(21) REISSUANCE OF THIS NOTE.

(a) Transfer.  The Company may, as a condition to the transfer of any of this Note, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder, or (E) transferring its Note to any Affiliate of the Holder, in the case of an institutional investor, or other Person under common management with such Holder; provided, further, that (i) the transferee in each case agrees to be subject to the restrictions in this Section 21 and provides the Company with a representation letter containing substantially the same representations and warranties set forth in Section 15 hereof, (ii) the Company satisfies itself that the number of transferees is sufficiently limited and (iii) in the case of transferees that are partners or limited liability company members, the transfer is for no consideration.  It is understood that the certificates evidencing any Notes may bear substantially the following legends (in addition to any other legends as legal counsel for the Company deems necessary or advisable under the applicable state and federal securities laws or any other agreement to which the Company is a party):

“NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

If this Note is to be transferred in compliance with the foregoing, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 21(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 21(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company, in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 21(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes.  Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 21(a) or Section 21(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest of this Note from the Issuance Date.

(22) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a) The remedies provided in this Note shall be cumulative and in addition to all other remedies available at law or in equity (including a decree of specific performance and/or other injunctive relief), and, subject to Section 22(b) and Section 33 below, nothing herein shall limit the Holder’s right to pursue monetary damages for any failure by the Company to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b) Notwithstanding the foregoing, but subject to Section 33, the right of the Holder to receive payment of Principal and Interest on this Note, on or after the respective due dates set forth herein, or to bring suit for the enforcement of any such right to payment, shall not be impaired or affected without the consent of the Holder.

(23) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, reasonable attorneys’ fees and disbursements.

(24) CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(25) FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(26) [Reserved]

(27) NOTICES; PAYMENTS.

(a) Notices.  All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (a) when delivered, if delivered personally, (b) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid; (c) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (d) when receipt is acknowledged, in the case of facsimile, in each case to the intended recipient as set forth below:

(i) If to the Holder, at its address set forth on Schedule I hereto.

(ii) If to the Company:

ISC8 Inc.
3001 Red Hill Avenue
Building 4, Suite 108
Costa Mesa, CA 92626
Attention: Dan Regalado
Facsimile No.: (714) 444-8773

with a copy to:

Butzel Long, a professional corporation
150 W. Jefferson, Suite 100
Detroit, MI 48226
Attention: Arthur Dudley II, Esq.
Facsimile No: (313) 225-7080

or at such other address as the Company or the Holder each may specify by written notice to the other parties hereto in accordance with this Section 27.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

(b) Payments.  Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(c) Withholding Taxes.  All payments made by the Company hereunder shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes imposed on the recipient).  If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate authority before penalties attach thereto or interest accrues thereon and pay to the recipient such additional amount as may be necessary to ensure that the net amount actually received by the recipient free and clear of such taxes (including taxes on such additional amount) is equal to the amount that the recipient would have received had such withholding not been made.  If the recipient is required to pay any such taxes, penalties or interest, the Company shall reimburse the recipient for that payment on demand.  If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts or other evidence of payment to the recipient on whose account such withholding was made on or before the thirtieth day after payment.  The Holder agrees to provide, promptly following the Company’s request therefore, such forms or certifications as it is legally able to provide to establish an exemption from, or a reduction in, any withholding taxes that might otherwise apply.

(28) CANCELLATION.  After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(29) WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

(30) GOVERNING LAW.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(31) CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such entity provided that, for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, (B) a Fundamental Transaction with any Holder, any Affiliate of any Holder or any person otherwise related to or associated with a Holder, or (C) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(d) “Collateral” has the meaning given to such term in the Security Agreement.

(e) “Company Financing Securities” means any debt or equity security of the Company, or securities of the Company convertible into or exchangeable therefor, or any combination thereof (including but not limited to Company Common Stock, Preferred Stock, Warrants or a combination thereof) offered for sale by the Company to one or more investors in a Qualified Financing.

(f) “Company Conversion Securities” means the Company Common Stock and/or Company Financing Securities issuable upon conversion of this Note.

(g) “Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, sublease, license, sublicense or other legally enforceable commitment, promise, undertaking, obligation, arrangement, instrument or understanding, whether written or oral, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

(h) “Conversion Amount” means, on the Conversion Date, the sum of (A) the Principal, and (B) accrued and unpaid Interest with respect to the Principal.

(i) “Distribution” means (i) any payment or distribution made by the Company on account of the Note, whether in the form of cash, securities or other property, by setoff or otherwise, or (ii) any redemption, purchase or other acquisition by the Company of all or a portion of the Note, in each of cases (i) and (ii), other than any payment, distribution, redemption, purchase or other acquisition made (x) through the exchange of all or a portion of the Note into or for (I) equity securities of the Company or (II) debt securities of the Company that (A) are subordinated in right of payment to the Existing Secured Debt to at least the same extent as this Note is subordinated to the Existing Secured Debt, (B) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the Existing Secured Debt has at least the same benefit of the obligation of such Person and the obligation of such Person to the Holder is subordinated to the obligations of such Person to the Existing Secured Debt Holder to at least the same extent that this Note is subordinated to the Existing Secured Debt and (C) is either unsecured or secured by liens that are subordinated to the liens securing the Existing Secured Debt, (y) at any time that no “Default” (as defined in the Existing Secured Debt) has occurred and is continuing under Section 6(a) or 6(c) of the Existing Secured Debt or (z) through the accrual and addition to principal of capitalized interest in the amounts and at the times specified in this Note.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Existing Secured Debt” means all obligations, liabilities and indebtedness of every nature of the Company from time to time owed to Partners for Growth III, L.P. pursuant to that certain Loan and Security Agreement dated December 14, 2011 between the Company and Partners for Growth III, L.P.

(l) “Existing Secured Debt Holder” means Partners for Growth III, L.P. and any of its grantees, successors or assigns.

(m) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Company Common Stock (not including any shares of Company Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Company Common Stock (not including any shares of Company Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Company Common Stock.  A Fundamental Transaction shall not include any transaction with any Holder, any Affiliate of any Holder, or any Person otherwise related to or associated with a Holder.

(n) “Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Indebtedness or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (i) to pay the Indebtedness or other Liability of such obligor, (ii) to purchase any obligation owed by such obligor, (iii) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (iv) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Indebtedness or other Liabilities of such partnership or venture.

(o) “Holder Representative” means Griffin Partners, LLC, or such other Person appointed to act as Holder Representative pursuant to Section 20(a).

(p) “Indebtedness” means, with respect to any Person, and without duplication, all Liabilities, including all obligations in respect of principal, accrued interest, penalties, fees and premiums, of such Person (a) for borrowed money (including amounts outstanding under overdraft facilities), (b) evidenced by notes, bonds, debentures or other similar Contractual Obligations, (c) in respect of “earn-out” obligations and other obligations for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) for the capitalized liability under all capital leases of such Person (determined in accordance with GAAP), (e) in respect of letters of credit and bankers’ acceptances, (f) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, in each case, to the extent payable if such Contractual Obligation is terminated at the Closing, and (g) in the nature of Guarantees of the obligations described in clauses (a) through (f) above of any other Person.

(q) “Interest Period” means the period beginning on and including the Issuance Date and ending on and including the Maturity Date.

(r) “Interest Rate” means twelve percent (12.0%) per annum; provided that upon the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to twenty percent (20.0%) per annum.  In the event that such Event of Default is subsequently cured or waived, the Interest Rate shall be reduced to twelve percent (12.0%) per annum as of the date of such cure or waiver, it being understood, however, that unless the Holder otherwise agrees in writing, such reduction shall not apply retroactively to the period when such Event of Default was continuing.

(s) “Issuance Date” has the meaning set forth in Section 2 hereof.

(t) “Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether directly incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

(u) “Material Adverse Effect” means any (i) adverse effect on the issuance or validity of this Note or the transactions contemplated hereby or on the ability of the Company to perform its obligations under this Note, or (ii) material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries taken as a whole.

(v) “Outstanding Note Obligations” shall have the meaning given to such term in Section 5(b).

(w) “Permitted Indebtedness” means (A) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder Representative and approved by the Holder Representative in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of six percent (6%) per annum, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors or for professional services incurred in the ordinary course of business, (D) any Indebtedness owing under the Company’s 12% convertible secured notes due 2015 (the “2015 Notes”), (E) any Indebtedness owing under the Company’s 12% senior subordinated secured notes due 2013 (the “2013 Notes”), (F) any Indebtedness owing under the Existing Secured Debt, and (G) extensions, refinancings and renewals of any items of Permitted Indebtedness described in clauses (A) through (F) above, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

(x) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under the 2013 Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens securing the 2015 Notes, (vii) Liens securing the Company’s obligations under the Existing Secured Debt, (viii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (ix) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(a)(vi).

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(z) “Qualified Financing” means any sale by the Company of Company Financing Securities to one or more investors and raising gross proceeds to the Company of at least $1,000,000 (not including any conversion of the Notes).

(aa) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(bb) “SEC” means the United States Securities and Exchange Commission.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Subsidiary” means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity (i) at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by the Company or (ii) with respect to which the Company possesses, directly or indirectly, the power to direct or cause the direction of the affairs or management of such Person.

(ee) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made.

(32) SECURITY. The Notes shall be secured by and to the extent provided in the Security Agreement.

(33) SUBORDINATION.  It is a requirement of the Existing Secured Debt that any Indebtedness of the Company, including this Note, be subordinated in right of payment to the Existing Secured Debt.  Accordingly, each of the Company and, by acceptance of this Note, the Holder and each of its successors and assigns hereby covenants and agrees that for so long (but only for so long) as the Outstanding Note Obligations are secured by any of the assets of the Company, the following provisions of this Section 33 shall apply:

(a) Subordination of Note to Existing Secured Debt.  Notwithstanding anything to the contrary set forth herein, this Note shall be subordinated in right and time of payment, to the extent and in the manner set forth in this Section 33, to the prior indefeasible payment in full in cash of the Existing Secured Debt.

(b) Payment Restrictions.  The Company hereby agrees that it may not make, and the Holder hereby agrees that it will not accept, any Distribution with respect to this Note until the earlier of (a) the date that is one (1) day following the date the Existing Secured Debt is indefeasibly paid in full in cash and (b) in the event that the Existing Secured Debt Holder has acknowledged in writing that the Existing Secured Debt has been indefeasibly paid in full in cash, the date of such payment and acknowledgment in writing.

(34) Registered Obligation.  The Company shall establish and maintain a record of ownership (the “Register”) in which it will register by book entry the interest of the Holder and of each subsequent assignee in this Note, and in the right to receive any payments of principal and interest or any other payments hereunder, and any assignment of any such interest.  Notwithstanding anything herein to the contrary, this Note is intended to be treated as a registered obligation for federal income tax purposes and the right, title, and interest of the Holder and its assignees in and to payments under this Note shall be transferable only upon notation of such transfer in the Register.  This Section shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (or any successor provisions of the Code or such regulations).

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

ISC8 INC. By: _______________________ Name: Title:

Accepted and Agreed:

THE GRIFFIN FUND LP

By:
Name:
Title:

Schedule I

to Subordinated Secured Convertible Promissory Note

Holder:

The Griffin Fund LP
c/o Griffin Partners, LLC
555 Montgomery Street, Suite 650
San Francisco, CA 94111
Attention: Chet White
Fax: (415) 986-2214
Email: cwhite@griffinpartnersllc.com